UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2008, Mr. David Conn ceased serving as the Registrant’s Executive Vice President and entered into a Transition Services Agreement with the Registrant that provides for his employment with the Registrant in a non-executive and part-time capacity from August 13, 2008 through February 28, 2009. Mr. Conn's prior employment agreement with the Registrant expired by its terms in May 2008. Pursuant to the Transition Services Agreement, Mr. Conn will receive a salary at the annual rate of $300,000 per annum through August 31, 2008 and $2,000 per week thereafter. He will also continue to be eligible to receive benefits available to other employees of the Registrant. The Transition Services Agreement also provides for the acceleration of the vesting of 5,963 shares of the Registrant’s common stock previously awarded to Mr. Conn. The description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreement which is filed as an exhibit to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1   Transition Services Agreement between the Registrant and David Conn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Neil Cole
Neil Cole
Chief Executive Officer

Date: August 13, 2008